Exhibit 99.1

Q3 GAAP revenue $383.3 million, Fully Diluted GAAP Earnings Per Share $0.19,

Adjusted revenue $391.9 million, Adjusted Diluted Earnings Per Share $0.42

WINDSOR, CT, October 27, 2016 (PR Newswire) SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the third quarter ended September 30, 2016.

GAAP Results

SS&C reported GAAP revenue of $383.3 million for the third quarter of 2016, compared to $280.9 million in the third quarter of 2015, a 36.5 percent increase. GAAP operating income for the third quarter of 2016 was $76.9 million, or 20.0 percent of revenue. This represents an increase of over 400 percent compared to $15.0 million, or 5.3 percent of revenue, in 2015’s third quarter. GAAP net income for the third quarter of 2016 was $38.7 million compared to a $34.6 million GAAP net loss in the third quarter of 2015. On a fully diluted GAAP basis, earnings per share in the third quarter of 2016 were $0.19.

Adjusted Non-GAAP Results (defined in Notes 1-4 below)

Adjusted revenue in the third quarter of 2016 was $391.9 million, up 25.8 percent compared to $311.4 million in the third quarter of 2015. Adjusted operating income in the third quarter of 2016 was $150.5 million, or 38.4 percent of adjusted revenue. This represents a 20.1 percent increase compared to adjusted operating income of $125.3 million, or 40.2 percent of adjusted revenue, in the third quarter of 2015.

Adjusted net income for the third quarter of 2016 was $87.5 million, up 27.5 percent compared to $68.6 million in 2015’s third quarter. Adjusted diluted earnings per share in the third quarter of 2016 were $0.42 per share, up 23.5 percent compared to $0.34 per share in the third quarter of 2015.

Highlights:

•	SS&C adjusted revenue for Q3 2016 was $391.9 million, our 18th straight quarter with record adjusted revenue.
•	SS&C paid off $113.2 million in debt in Q3 2016, and $528.6 million since acquiring Advent over one year ago.
•	Our net debt to consolidated EBITDA leverage ratio has been reduced to 4.08x.

“SS&C is pleased to report record adjusted revenues of $391.9 million for Q3 2016, and adjusted diluted earnings per share of $0.42 cents,” says Bill Stone, Chairman and Chief Executive Officer. “Our business has grown sharply over the past year and our last twelve months’ consolidated EBTIDA is over $600 million. We have integrated the people and products from Advent, Varden, Primatics and Citi Alternative Investor Services. At SS&C, we change. Our research and development spend, acquisitions and onboarding talent encourages creativity and critical thinking. This enables us to service our clients’ demands in a complex and evolving regulatory environment.”

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as adjusted recurring revenue on an annualized basis, was $1,441.3 million based on adjusted recurring revenue $360.3 million for the third quarter of 2016. This represents an increase of 25.1 percent from $288.0 million and $1,152.2 million run-rate in the same period in 2015 and an increase of 1.2 percent from $356.1 million for the second quarter of 2016, an annual run rate of $1,424.3 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C generated net cash from operating activities of $237.0 million for the nine months ended September 30, 2016, compared to $120.6 million for the same period in 2015, representing a 96.6 percent increase. SS&C ended the quarter with $101.8 million in cash and cash equivalents, and $2,551.5 million in gross debt, for a net debt balance of $2,449.7 million. SS&C’s leverage ratio as defined in our credit agreement stood at 4.08 times consolidated EBITDA as of September 30, 2016.

Guidance

	Q4 2016	FY 2016
Adjusted Revenue ($M)	$394.0 – $403.0	$1,513.4 – $1,522.4
Adjusted Net Income ($M)	$89.4 – $92.4	$331.8 – $334.8
Cash from Operating Activities ($M)	—	$380.0 - $390.0
Capital Expenditures (% of revenue)	—	2.5% – 2.8%
Diluted Shares (M)	207.8 – 208.2	205.9 – 206.1
Effective Income Tax Rate (%)	—	27% – 29%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q3 2016 earnings call will take place at 5:00 p.m. eastern time today, October 27, 2016. The call will discuss Q3 2016 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (US and Canada) or 253-237-1193 (International), and request the “SS&C Technologies Third Quarter 2016 Conference Call”; conference ID#93683809. A replay will be available after 8:00 p.m. eastern time on October 27, 2016, until midnight on November 3, 2016. The dial-in number is 855-859-2056 (US and Canada) or 404-537-3406 (International); access code #93683809. The call will also be available for replay on SS&C’s website after October 27, 2016; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the fourth quarter and full year of 2016 constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 10,000 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $44 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook.

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations

Tel: +1-212-367-4705

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Software-enabled services	$248,772	$180,744	$699,091	$484,434
Maintenance and term licenses	106,925	80,097	305,437	159,049
Total recurring revenues	355,697	260,841	1,004,528	643,483
Perpetual licenses	4,389	6,508	14,643	22,526
Professional services	23,218	13,545	61,341	33,388
Total non-recurring revenues	27,607	20,053	75,984	55,914
Total revenues	383,304	280,894	1,080,512	699,397
Cost of revenues:
Software-enabled services	143,074	96,151	403,045	273,301
Maintenance and term licenses	45,458	43,391	138,864	69,896
Total recurring cost of revenues	188,532	139,542	541,909	343,197
Perpetual licenses	608	1,036	1,749	3,081
Professional services	18,887	11,286	51,532	27,396
Total non-recurring cost of revenues	19,495	12,322	53,281	30,477
Total cost of revenues	208,027	151,864	595,190	373,674
Gross profit	175,277	129,030	485,322	325,723
Operating expenses:
Selling and marketing	27,328	37,082	85,724	64,400
Research and development	37,701	37,389	114,975	74,517
General and administrative	33,345	39,607	91,239	70,370
Total operating expenses	98,374	114,078	291,938	209,287
Operating income	76,903	14,952	193,384	116,436
Interest expense, net	(31,648)	(32,645)	(97,583)	(43,664)
Other income, net	2,655	6,953	820	5,282
Loss on extinguishment of debt	—	(30,417)	—	(30,417)
Income (loss) before income taxes	47,910	(41,157)	96,621	47,637
Provision (benefit) for income taxes	9,163	(6,547)	22,648	16,873
Net income (loss)	$38,747	$(34,610)	$73,973	$30,764
Basic earnings (loss) per share	$0.19	$(0.18)	$0.37	$0.17
Basic weighted average number of common shares outstanding	201,782	193,706	199,365	177,772
Diluted earnings (loss) per share	$0.19	$(0.18)	$0.36	$0.16
Diluted weighted average number of common and common equivalent shares outstanding	206,635	193,706	205,334	186,470
Net income (loss)	$38,747	$(34,610)	$73,973	$30,764
Other comprehensive loss, net of tax:
Foreign currency exchange translation adjustment	(12,060)	(38,005)	(29,532)	(51,416)
Total comprehensive loss, net of tax	(12,060)	(38,005)	(29,532)	(51,416)
Comprehensive income (loss)	$26,687	$(72,615)	$44,441	$(20,652)

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$101,800	$434,159
Accounts receivable, net	237,495	169,951
Prepaid expenses and other current assets	32,720	27,511
Prepaid income taxes	39,776	40,627
Restricted cash	2,116	2,818
Total current assets	413,907	675,066
Property, plant and equipment, net	71,128	67,143
Deferred income taxes	2,071	2,199
Goodwill	3,616,060	3,549,212
Intangible and other assets, net	1,519,294	1,508,622
Total assets	$5,622,460	$5,802,242
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,813	$32,281
Accounts payable	16,480	11,957
Income taxes payable	—	1,428
Accrued employee compensation and benefits	74,006	83,894
Interest payable	13,259	28,903
Other accrued expenses	50,979	36,231
Deferred revenue	231,285	222,024
Total current liabilities	415,822	416,718
Long-term debt, net of current portion	2,460,457	2,719,070
Other long-term liabilities	61,968	51,434
Deferred income taxes	459,025	509,574
Total liabilities	3,397,272	3,696,796
Total stockholders’ equity	2,225,188	2,105,446
Total liabilities and stockholders’ equity	$5,622,460	$5,802,242

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Nine Months Ended September 30,
	2016	2015
Cash flow from operating activities:
Net income	$73,973	$30,764
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	170,910	100,840
Stock-based compensation expense	40,402	31,435
Income tax benefit related to exercise of stock options	(44,975)	(11,141)
Amortization and write-offs of loan origination costs	7,994	5,473
Loss on extinguishment of debt	—	3,954
Loss on sale or disposition of property and equipment	159	339
Deferred income taxes	(39,712)	(27,030)
Provision for doubtful accounts	2,684	601
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(14,603)	(5,234)
Prepaid expenses and other assets	(2,595)	(5,109)
Accounts payable	2,610	(1,755)
Accrued expenses	(18,429)	(28,437)
Income taxes prepaid and payable	44,840	(1,125)
Deferred revenue	13,758	26,992
Net cash provided by operating activities	237,016	120,567
Cash flow from investing activities:
Additions to property and equipment	(18,870)	(9,462)
Proceeds from sale of property and equipment	69	56
Cash paid for business acquisitions, net of cash acquired	(309,432)	(2,614,785)
Additions to capitalized software	(6,137)	(3,370)
Purchase of long-term investment	(1,000)	—
Net changes in restricted cash	700	—
Net cash used in investing activities	(334,670)	(2,627,561)
Cash flow from financing activities:
Cash received from debt borrowings, net of original issue discount	—	3,068,075
Repayments of debt	(268,550)	(823,448)
Proceeds from exercise of stock options	34,767	10,618
Withholding taxes related to equity award net share settlement	(7,051)	—
Income tax benefit related to exercise of stock options	44,975	11,141
Proceeds from common stock issuance, net	—	717,802
Purchase of common stock for treasury	(13)	—
Payment of fees related to refinancing activities	(503)	(45,781)
Dividends paid on common stock	(37,452)	(33,216)
Net cash (used in) provided by financing activities	(233,827)	2,905,191
Effect of exchange rate changes on cash and cash equivalents	(878)	(3,964)
Net (decrease) increase in cash and cash equivalents	(332,359)	394,233
Cash and cash equivalents, beginning of period	434,159	109,577
Cash and cash equivalents, end of period	$101,800	$503,810

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenues to Adjusted Revenues

Adjusted revenues represents revenues adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenues are presented because we use this measure to evaluate performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenues is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenues does not represent revenues, as that term is defined under GAAP, and should not be considered as an alternative to revenues as an indicator of our operating performance. Adjusted revenues as presented herein is not necessarily comparable to similarly titled measures. Below is a reconciliation between adjusted revenues and revenues, the GAAP measure we believe to be most directly comparable to adjusted revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Revenues	$383,304	$280,894	$1,080,512	$699,397
Purchase accounting adjustments to deferred revenue	8,562	30,532	38,880	31,231
Adjusted revenues	$391,866	$311,426	$1,119,392	$730,628

The following is a breakdown of recurring and non-recurring revenues and adjusted recurring and non-recurring revenues.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Software-enabled services	$248,772	$180,744	$699,091	$484,434
Maintenance and term licenses	106,925	80,097	305,437	159,049
Total recurring revenues	355,697	260,841	1,004,528	643,483
Perpetual licenses	4,389	6,508	14,643	22,526
Professional services	23,218	13,545	61,341	33,388
Total non-recurring revenues	27,607	20,053	75,984	55,914
Total revenues	$383,304	$280,894	$1,080,512	$699,397

Software-enabled services	$248,809	$180,744	$699,358	$484,434
Maintenance and term licenses	111,527	107,296	332,801	186,947
Total adjusted recurring revenues	360,336	288,040	1,032,159	671,381
Perpetual licenses	4,389	6,508	14,643	22,526
Professional services	27,141	16,878	72,590	36,721
Total adjusted non-recurring revenues	31,530	23,386	87,233	59,247
Total adjusted revenues	$391,866	$311,426	$1,119,392	$730,628

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets, stock-based compensation, purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate performance of our business and believe it is a useful indicator of the underlying performance of the Company.  Adjusted operating income is not a recognized term under GAAP.  Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures.  The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2016	2015	2016	2015
Operating income	$76,903	$14,952	$193,384	$116,436
Amortization of intangible assets	51,539	43,289	153,214	87,782
Stock-based compensation	12,489	23,121	40,402	31,435
Capital-based taxes	1,000	—	1,472	(636)
Unusual or non-recurring charges (1)	2,966	16,672	7,885	25,251
Purchase accounting adjustments (2)	5,573	27,274	29,831	27,973
Adjusted operating income	$150,470	$125,308	$426,188	$288,241

(1)

Unusual or non-recurring charges include proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with facilities consolidations and acquisitions.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

Note 3. Reconciliation of Net Income (Loss) to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in July 2015, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
(in thousands)	2016	2015	2016	2015	2016
Net income (loss)	$38,747	$(34,610)	$73,973	$30,764	$86,071
Interest expense, net	31,648	32,645	97,583	43,664	131,276
Income tax provision (benefit)	9,163	(6,547)	22,648	16,873	23,755
Depreciation and amortization	57,470	48,737	170,910	100,840	220,904
EBITDA	137,028	40,225	365,114	192,141	462,006
Stock-based compensation	12,489	23,121	40,402	31,435	53,046
Capital-based taxes	1,000	—	1,472	(636)	2,936
Acquired EBITDA and cost savings (1)	—	1,482	5,814	92,717	14,670
Unusual or non-recurring charges (2)	311	9,719	7,065	19,969	13,244
Loss on extinguishment of debt	—	30,417	—	30,417	—
Purchase accounting adjustments (3)	5,573	27,274	29,831	27,973	51,785
Other (4)	269	78	1,822	220	2,452
Consolidated EBITDA	$156,670	$132,316	$451,520	$394,236	$600,139
Less: acquired EBITDA	—	(1,482)	(5,814)	(92,717)	(14,670)
Adjusted Consolidated EBITDA	$156,670	$130,834	$445,706	$301,519	$585,469

(1)

Acquired EBITDA reflects the EBITDA impact of significant businesses that were acquired during the period as if the acquisition occurred at the beginning of the period, as well as cost savings enacted in connection with acquisitions.

(2)

Unusual or non-recurring charges include foreign currency gains and losses, proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with the facilities consolidations, acquisitions and the sale of fixed assets.

(3)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(4)	Other includes the non-cash portion of straight-line rent expense.

Note 4. Reconciliation of Net Income (Loss) to Adjusted Net Income and Diluted Earnings (Loss) Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income (loss) and earnings (loss) per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income (loss) or diluted earnings (loss) per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income (loss) or diluted earnings (loss) per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes, other unusual and non-recurring items, purchase accounting adjustments, and loss on extinguishment of debt that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income (loss) and diluted earnings (loss) per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2016	2015	2016	2015
GAAP – Net income (loss)	$38,747	$(34,610)	$73,973	$30,764
Plus: Amortization of intangible assets	51,539	43,289	153,214	87,782
Plus: Amortization of deferred financing costs and original issue discount	2,682	2,599	7,994	5,473
Plus: Stock-based compensation	12,489	23,121	40,402	31,435
Plus: Capital-based taxes	1,000	—	1,472	(636)
Plus: Unusual and non-recurring items (1)	311	9,719	7,065	19,969
Plus: Loss on extinguishment of debt	—	30,417	—	30,417
Plus: Purchase accounting adjustments (2)	5,573	27,274	29,831	27,973
Income tax effect (3)	(24,858)	(33,220)	(71,600)	(53,140)
Adjusted net income	$87,483	$68,589	$242,351	$180,037
Adjusted diluted earnings (loss) per share	$0.42	$0.34	$1.18	$0.97
GAAP diluted earnings per share	$0.19	$(0.18)	$0.36	$0.16
Diluted weighted-average shares outstanding	206,635	202,624	205,334	186,470

(1)

Unusual or non-recurring charges include foreign currency gains and losses, proceeds from legal and other settlements, severance expenses, transaction costs and other one-time expenses, such as expenses associated with the facilities consolidations, acquisitions and the sale of fixed assets.

(2)

Purchase accounting adjustments include (a) an adjustment to increase revenues by the amount that would have been recognized if deferred revenue were not adjusted to fair value at the date of acquisitions and (b) an adjustment to increase personnel and commissions expense by the amount that would have been recognized if prepaid commissions and deferred personnel costs were not adjusted to fair value at the date of the acquisitions.

(3)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.